Exhibit 99.1

Alarm.com Reports Third Quarter 2024 Results

-- Third quarter SaaS and license revenue increased 9.8% to $159.3 million, compared to $145.0 million for the third quarter of 2023 --
-- Third quarter GAAP net income attributable to common stockholders increased 87.9% to $36.7 million, compared to $19.5 million for the third quarter of 2023 --
-- Third quarter non-GAAP adjusted EBITDA increased 20.6% to $50.0 million, compared to $41.4 million for the third quarter of 2023 --

TYSONS, VA., November 7, 2024 -- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its third quarter ended September 30, 2024. Alarm.com also provided its financial outlook for SaaS and license revenue for the fourth quarter of 2024 and increased its guidance for the full year of 2024.

Third Quarter 2024 Financial Results as Compared to Third Quarter 2023

•SaaS and license revenue increased 9.8% to $159.3 million, compared to $145.0 million.
•Total revenue increased 8.4% to $240.5 million, compared to $221.9 million.
•GAAP net income attributable to common stockholders increased 87.9% to $36.7 million, or $0.67 per diluted share, compared to $19.5 million, or $0.37 per diluted share.
•Non-GAAP adjusted EBITDA(*) increased 20.6% to $50.0 million, compared to $41.4 million.
•Non-GAAP adjusted net income attributable to common stockholders(*) increased 14.9% to $35.2 million, or $0.62 per diluted share, compared to $30.6 million, or $0.56 per diluted share.

Balance Sheet and Cash Flow

•Total cash and cash equivalents increased to $1.17 billion as of September 30, 2024, compared to $697.0 million as of December 31, 2023. The increase in cash and cash equivalents was primarily due to the May 2024 issuance of $500.0 million aggregate principal amount of 2.25% convertible senior notes due June 1, 2029 in a private placement to qualified institutional buyers, or the 2029 Notes, resulting in proceeds of $485.2 million, net of $14.8 million of transaction fees and other debt issuance costs, and to a lesser extent, positive cash flows.
◦In connection with the offering of the 2029 Notes, Alarm.com used $63.1 million of the net proceeds from the 2029 Notes to pay the cost of privately negotiated capped call transactions to cover the number of shares of Alarm.com's common stock initially underlying the 2029 Notes. Alarm.com also used $75.0 million to repurchase 1,117,068 shares of its common stock at a per share price of $67.14 concurrently with the pricing of the 2029 Notes.
•For the nine months ended September 30, 2024, cash flows from operations was $150.2 million, compared to $96.1 million for the nine months ended September 30, 2023. For the nine months ended September 30, 2024, non-GAAP free cash flow(*) was $142.3 million, compared to $90.7 million for the nine months ended September 30, 2023.

(*) Reconciliations of the non-GAAP measures are set forth at the end of this press release.

Recent Business Highlights

•OpenEye Launches New Line of Cloud Cameras: OpenEye’s new all-in-one video camera solution provides a cost-effective and flexible option for commercial integrators to quickly deploy advanced video analytics capabilities. With a cloud-based architecture, self-contained storage and onboard AI processing, Cloud Cameras can easily scale and flexibly address the diverse requirements of commercial customers. Offered as a subscription-based solution, OpenEye Cloud Cameras fully leverage the suite of management, analytics, alerting and reporting tools offered by the OpenEye platform.

•Introduced New Gen-AI Deterrence Capability for Video Monitoring: Alarm.com’s new AI-Deterrence (AID) capability works with select outdoor video cameras and can identify and automatically engage potential intruders with a neural synthesized voice. AID adds a cost-effective advanced layer of proactive security to Alarm.com's Remote Video Monitoring solution that enables Alarm.com’s partners to provide professional video monitoring and event response.

•Launched New Smart Thermostat: The Smart Thermostat HQ includes a built-in, cellular-based smart hub that supports devices such as light switches, water protection sensors, sump pump monitors and other Z-Wave devices. It offers the full range of Alarm.com’s energy-saving capabilities as well as intelligent HVAC monitoring capabilities that detect system issues and automatically connect subscribers to a certified HVAC service provider. Smart Thermostat HQ is designed to provide an easy-to-install solution for home builders, multi-family properties and other market segments that require cost-effective property protection and awareness solutions.

Financial Outlook

Alarm.com is providing its outlook for SaaS and license revenue for the fourth quarter of 2024 and increasing its guidance for the full year of 2024 based upon current management expectations.

For the fourth quarter of 2024:

•SaaS and license revenue is expected to be in the range of $163.2 million to $163.4 million.

For the full year 2024:

•SaaS and license revenue is expected to be in the range of $628.7 million to $628.9 million.
•Total revenue is expected to be in the range of $933.7 million to $935.9 million, which includes anticipated hardware and other revenue in the range of $305.0 million to $307.0 million.
•Non-GAAP adjusted EBITDA is expected to be in the range of $174.0 million to $176.0 million.
•Non-GAAP adjusted net income attributable to common stockholders is expected to be in the range of $125.5 million to $126.5 million, based on an estimated tax rate of 21.0%.
•Based on an expected 57.9 million weighted average diluted shares outstanding, non-GAAP adjusted net income attributable to common stockholders is expected to be $2.25 to $2.27 per diluted share.

The 2024 guidance provided above is forward-looking in nature. Actual results may differ materially. See the cautionary note regarding “Forward-Looking Statements” below. The guidance provided above is based on expectations as of the date of this press release and Alarm.com undertakes no obligation to update guidance after such date.

Conference Call and Webcast Information

Alarm.com will host a conference call to discuss its third quarter 2024 financial results and its outlook for the fourth quarter and full year 2024. A live audio webcast is scheduled to begin at 4:30 p.m. ET on November 7, 2024. To participate on the live call, analysts and investors should pre-register to obtain a dial-in number and individual passcode by visiting: https://register.vevent.com/register/BI36bc8a3a1e2b4db2b5909bebc12ebb90. Alarm.com will also offer a live and archived webcast of the conference call accessible on Alarm.com’s Investor Relations website at http://investors.alarm.com. The information contained on any referenced website is not incorporated herein.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of consumers and businesses depend on Alarm.com's technology to manage and control their property from anywhere. Our platform integrates with a growing variety of Internet of Things devices through our apps and interfaces. Our security, video, access control, intelligent automation, energy management, and wellness solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including non-GAAP adjusted EBITDA, non-GAAP adjusted income before income taxes, non-GAAP adjusted net income, non-GAAP adjusted income attributable to common stockholders before income taxes, non-GAAP adjusted net income attributable to common stockholders, non-GAAP adjusted net income attributable to common stockholders per share and non-GAAP free cash flow. We have included non-GAAP measures in this press release because they are financial, operating or liquidity measures used by our management to (i) understand and evaluate our core operating performance and trends and generate future operating plans, (ii) make strategic decisions regarding the allocation of capital and investments in initiatives that are focused on cultivating new markets for our solutions and (iii) provide useful information to management about the amount of cash generated by the business after necessary capital expenditures. We also use non-GAAP adjusted EBITDA as a performance measure under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation. Accordingly, we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the most directly comparable GAAP financial measures, which are included in this press release.

We consider non-GAAP free cash flow to be a liquidity measure, which we define as cash flows from operating activities less purchases of property and equipment.

With respect to our expectations under “Financial Outlook” above, reconciliation of non-GAAP adjusted EBITDA and non-GAAP adjusted net income attributable to common stockholders guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures. In particular, non-ordinary course litigation expense, acquisition-related expense and tax windfall adjustments can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results.

We exclude one or more of the following items from non-GAAP financial and operating measures:

Interest expense: We record interest expense primarily related to the January 2021 issuance of $500.0 million aggregate principal amount of 0% convertible senior notes due January 15, 2026, or the 2026 Notes, and the 2029 Notes. We exclude interest expense in calculating our non-GAAP adjusted EBITDA. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude interest expense other than the interest expense related to the amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as discussed below.

Interest income and certain activity within other expense, net: We exclude interest income as well as certain activity within other expense, net including gains, losses or impairments on investments without readily determinable fair values and other assets, gains on settlement fees as well as losses on the early extinguishment of the debt, when applicable, from our non-GAAP financial measures because we do not consider it part of our ongoing results of operations.

Provision for income taxes: We exclude the impact related to our provision for income taxes from our non-GAAP adjusted EBITDA calculation. We do not consider this tax adjustment to be part of our ongoing results of operations.

Amortization expense: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization expense when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than we are and therefore, amortization expense may vary significantly by company based on their acquisition history. Although we exclude amortization of acquired intangible assets from our non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

Depreciation expense: We record depreciation primarily for investments in property and equipment. We exclude depreciation in calculating non-GAAP adjusted EBITDA because we do not consider depreciation when we evaluate our ongoing business operations. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, we do not exclude depreciation.

Amortization of debt issuance costs: We record amortization of debt issuance costs related to the 2026 Notes and 2029 Notes as interest expense. We exclude amortization of debt issuance costs from our non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income attributable to common stockholders per share, basic and diluted, because we believe that the exclusion of this non-cash interest expense will provide for more meaningful information about our financial performance.

Stock-based compensation expense: We exclude stock-based compensation expense, which relates to restricted stock units and other forms of equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company-by-company basis. Therefore, we believe that excluding stock-based compensation expense from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Acquisition-related expense: Included in operating expenses are incremental costs directly related to business and asset acquisitions as well as changes in the fair value of contingent consideration liabilities, when applicable. We exclude acquisition-related expense from our non-GAAP financial measures because we believe that the exclusion of this expense allows us to better provide meaningful information about our operating performance, facilitates comparisons to our historical operating results, improves the comparability of our results to the results of other companies in our industry, and ultimately, we believe helps investors better understand the acquisition-related expense and the effects of the transaction on our results of operations.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs and settlement fees incurred and received in litigation and litigation-related matters of non-ordinary course lawsuits and other disputes, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “designed,” “enable,” “ensure,” “expect,” “intend,” “will,” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s opportunities, positioning, the benefits of recently launched offerings, acquisitions and investments, and the Company’s guidance for the fourth quarter and full year 2024 described under “Financial Outlook” above and key assumptions related thereto. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: impact of the global economic uncertainty and financial market conditions caused by significant worldwide events, including public health crises, geopolitical upheaval, such as Russia’s incursion into Ukraine and the conflict between Israel and regional adversaries, supply chain disruptions, interest rates and inflation (collectively, Macroeconomic Conditions); impact of Macroeconomic Conditions and their economic effects on demand for the Company's products; the reliability of the Company’s network operations centers; the Company’s ability to retain service provider partners and residential and commercial subscribers and sustain its growth rate; the Company’s ability to manage growth and execute on its business strategies; the effects of increased competition and evolving technologies; the Company’s ability to integrate acquired assets and businesses and to manage service provider partners, customers and employees; consumer demand for interactive security, video monitoring, intelligent automation, energy management and wellness solutions; the Company’s reliance on its service provider network to attract new customers and retain existing customers; the Company's dependence on its suppliers; the potential loss of any key supplier or the inability of a key supplier to deliver their products to us on time or at the contracted price; the reliability of the Company’s hardware and wireless network suppliers and enhanced United States tax, tariff, import/export restrictions, or other trade barriers, particularly tariffs from China; and other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 8, 2024 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time, including its Form 10-Q for the quarter ended September 30, 2024. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor & Media Relations:
Matthew Zartman
Alarm.com
ir@alarm.com

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue:
SaaS and license revenue	$159,276	$145,027	$465,547	$420,853
Hardware and other revenue	81,221	76,827	232,040	234,592
Total revenue	240,497	221,854	697,587	655,445
Cost of revenue(1):
Cost of SaaS and license revenue	23,099	21,917	65,621	63,076
Cost of hardware and other revenue	61,649	59,488	176,924	180,868
Total cost of revenue	84,748	81,405	242,545	243,944
Operating expenses:
Sales and marketing	27,010	23,861	80,301	74,278
General and administrative	25,712	31,455	81,112	88,753
Research and development	62,221	61,014	193,907	183,840
Amortization and depreciation	7,612	7,948	22,029	23,481
Total operating expenses	122,555	124,278	377,349	370,352
Operating income	33,194	16,171	77,693	41,149
Interest expense	(4,315)	(906)	(7,079)	(2,601)
Interest income	14,384	8,493	33,780	21,092
Other expense, net	(89)	(435)	(1,665)	(1,214)
Income before income taxes	43,174	23,323	102,729	58,426
Provision for income taxes	6,718	3,972	10,349	9,257
Net income	36,456	19,351	92,380	49,169
Net loss attributable to redeemable noncontrolling interests	226	173	1,408	570
Net income attributable to common stockholders	$36,682	$19,524	$93,788	$49,739

Per share information attributable to common stockholders:
Net income attributable to common stockholders per share:
Basic	$0.74	$0.39	$1.89	$1.00
Diluted	$0.67	$0.37	$1.73	$0.94
Weighted average common shares outstanding:
Basic	49,282,514	49,917,533	49,691,263	49,782,571
Diluted	59,780,908	54,778,793	57,212,003	54,588,826
______________________________
(1) Exclusive of amortization and depreciation shown in operating expenses below.

Stock-based compensation expense data:	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost of hardware and other revenue	$—	$3	$2	$3
Sales and marketing	545	854	2,024	2,778
General and administrative	3,077	3,260	9,561	9,873
Research and development	5,572	7,689	20,088	23,769
Total stock-based compensation expense	$9,194	$11,806	$31,675	$36,423

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,170,605	$696,983
Accounts receivable, net of allowance for credit losses of $3,847 and $3,864, and net of allowance for product returns of $2,547 and $2,279 as of September 30, 2024 and December 31, 2023, respectively	120,977	130,626
Inventory	75,037	96,140
Other current assets, net	46,309	33,031
Total current assets	1,412,928	956,780
Property and equipment, net	64,180	54,164
Intangible assets, net	66,044	78,564
Goodwill	154,669	154,498
Deferred tax assets	180,168	131,815
Operating lease right-of-use assets	54,109	24,242
Other assets, net of allowance for credit losses of $1 and $5 as of September 30, 2024 and December 31, 2023, respectively	38,900	39,500
Total assets	$1,970,998	$1,439,563
Liabilities, redeemable noncontrolling interests and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$115,085	$124,475
Accrued compensation	27,578	28,626
Deferred revenue	13,114	10,193
Operating lease liabilities	7,305	12,043
Total current liabilities	163,082	175,337
Deferred revenue	13,897	12,692
Convertible senior notes, net	981,977	493,515
Operating lease liabilities	66,251	20,468
Other liabilities	14,880	12,697
Total liabilities	1,240,087	714,709
Redeemable noncontrolling interests	40,610	36,308
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 52,469,598 and 51,888,838 shares issued; and 49,331,867 and 49,868,175 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	525	519
Additional paid-in capital	514,320	531,734
Treasury stock, at cost; 3,137,731 and 2,020,663 shares as of September 30, 2024 and December 31, 2023, respectively	(186,291)	(111,291)
Accumulated other comprehensive income	1,773	1,398
Retained earnings	359,974	266,186
Total stockholders’ equity	690,301	688,546
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$1,970,998	$1,439,563

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
Cash flows from operating activities:	2024	2023
Net income	$92,380	$49,169
Adjustments to reconcile net income to net cash flows from operating activities:
Provision for credit losses on accounts receivable	530	1,422
Reserve for product returns	2,672	2,979
Provision for credit losses on notes receivable	3,996	—
Inventory write-down	—	1,181
Amortization on patents and tooling	657	965
Amortization and depreciation	22,029	23,481
Amortization of debt issuance costs	3,296	2,357
Amortization of operating leases	9,425	8,540
Deferred income taxes	(32,739)	(42,612)
Change in fair value of contingent liability	105	23
Stock-based compensation	31,675	36,423
Loss from investment in unconsolidated entity	203	—
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	6,425	11,048
Inventory	21,195	2,750
Other current and non-current assets	(5,034)	6,423
Accounts payable, accrued expenses and other current liabilities	(4,904)	371
Deferred revenue	4,126	4,507
Operating lease liabilities	(9,171)	(10,329)
Other liabilities	3,287	(2,605)
Cash flows from operating activities	150,153	96,093
Cash flows used in investing activities:
Business acquisition, net of cash acquired	—	(9,696)
Additions to property and equipment	(7,865)	(5,349)
Issuances of notes receivable	(500)	(300)
Receipt of payments on notes receivable	38	40
Capitalized software development costs	(1,128)	(315)
Purchase of investment in unconsolidated entities	(7,052)	(200)
Purchases of other intangible assets	(46)	(5,915)
Cash flows used in investing activities	(16,553)	(21,735)
Cash flows from / (used in) financing activities:
Proceeds from issuance of convertible senior notes	500,000	—
Payments of debt issuance costs	(14,834)	—
Purchases of capped calls related to convertible senior notes	(63,050)	—
Payments of deferred consideration for acquisitions	(7,269)	(1,672)
Purchases of treasury stock, including transaction costs	(75,000)	(12,854)
Payments of tax withholdings related to vesting of restricted stock units	(3,401)	—
Purchases of redeemable noncontrolling interest	—	(832)
Payments of acquired debt	—	(3,016)
Issuances of common stock from equity-based plans	7,840	3,129
Cash flows from / (used in) financing activities	344,286	(15,245)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(290)	(57)
Net increase in cash, cash equivalents and restricted cash	477,596	59,056
Cash, cash equivalents and restricted cash at beginning of the period	701,079	622,879
Cash, cash equivalents and restricted cash at end of the period	$1,178,675	$681,935

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$1,170,605	$679,969
Restricted cash included in other current assets and other assets	8,070	1,966
Total cash, cash equivalents and restricted cash	$1,178,675	$681,935

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP adjusted EBITDA:
Net income	$36,456	$19,351	$92,380	$49,169
Adjustments:
Interest expense, interest income and certain activity within other expense, net	(10,069)	(7,587)	(26,701)	(18,491)
Provision for income taxes	6,718	3,972	10,349	9,257
Amortization and depreciation expense	7,612	7,948	22,029	23,481
Stock-based compensation expense	9,194	11,806	31,675	36,423
Acquisition-related expense	61	(4)	105	576
Litigation expense	4	5,949	16	7,968
Total adjustments	13,520	22,084	37,473	59,214
Non-GAAP adjusted EBITDA	$49,976	$41,435	$129,853	$108,383

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP adjusted net income:
Net income, as reported	$36,456	$19,351	$92,380	$49,169
Provision for income taxes	6,718	3,972	10,349	9,257
Income before income taxes	43,174	23,323	102,729	58,426
Adjustments:
Less: interest income and certain activity within other expense, net	(14,384)	(8,493)	(33,780)	(21,092)
Amortization expense	4,753	5,190	14,154	15,076
Amortization of debt issuance costs	1,485	787	3,296	2,357
Stock-based compensation expense	9,194	11,806	31,675	36,423
Acquisition-related expense	61	(4)	105	576
Litigation expense	4	5,949	16	7,968
Non-GAAP adjusted income before income taxes	44,287	38,558	118,195	99,734
Income taxes [1]	(9,300)	(8,097)	(24,821)	(20,944)
Non-GAAP adjusted net income	$34,987	$30,461	$93,374	$78,790

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2024 and 2023. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2024 and 2023 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$36,682	$19,524	$93,788	$49,739
Provision for income taxes	6,718	3,972	10,349	9,257
Income attributable to common stockholders before income taxes	43,400	23,496	104,137	58,996
Adjustments:
Less: interest income and certain activity within other expense, net	(14,384)	(8,493)	(33,780)	(21,092)
Amortization expense	4,753	5,190	14,154	15,076
Amortization of debt issuance costs	1,485	787	3,296	2,357
Stock-based compensation expense	9,194	11,806	31,675	36,423
Acquisition-related expense	61	(4)	105	576
Litigation expense	4	5,949	16	7,968
Non-GAAP adjusted income attributable to common stockholders before income taxes	44,513	38,731	119,603	100,304
Income taxes [1]	(9,348)	(8,134)	(25,117)	(21,064)
Non-GAAP adjusted net income attributable to common stockholders	$35,165	$30,597	$94,486	$79,240

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2024 and 2023. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2024 and 2023 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP adjusted net income attributable to common stockholders per share:
Net income attributable to common stockholders per share - basic, as reported	$0.74	$0.39	$1.89	$1.00
Provision for income taxes	0.14	0.08	0.21	0.19
Income attributable to common stockholders before income taxes	0.88	0.47	2.10	1.19
Adjustments:
Less: interest income and certain activity within other expense, net	(0.29)	(0.17)	(0.68)	(0.42)
Amortization expense	0.10	0.10	0.28	0.30
Amortization of debt issuance costs	0.03	0.02	0.07	0.05
Stock-based compensation expense	0.18	0.23	0.64	0.73
Acquisition-related expense	—	—	—	0.01
Litigation expense	—	0.12	—	0.16
Non-GAAP adjusted income attributable to common stockholders before income taxes	0.90	0.77	2.41	2.02
Income taxes [1]	(0.19)	(0.16)	(0.51)	(0.43)
Non-GAAP adjusted net income attributable to common stockholders per share - basic	$0.71	$0.61	$1.90	$1.59
Non-GAAP adjusted net income attributable to common stockholders per share - diluted [2]	$0.62	$0.56	$1.70	$1.45
Weighted average common shares outstanding:
Basic, as reported	49,282,514	49,917,533	49,691,263	49,782,571
Diluted, as reported	59,780,908	54,778,793	57,212,003	54,588,826

1 Income taxes are calculated using a rate of 21.0% for each of the three and nine months ended September 30, 2024 and 2023. The 21.0% effective tax rate for each of the three and nine months ended September 30, 2024 and 2023 excludes the income tax effect on the non-GAAP adjustments and reflects the estimated long-term corporate tax rate.

2 Non-GAAP adjusted net income attributable to common stockholders per diluted share includes the add back of cash interest expense, net of tax, attributable to convertible senior notes of $2.1 million and $2.8 million for the three and nine months ended September 30, 2024, respectively.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-GAAP free cash flow:
Cash flows from operating activities	$77,337	$62,826	$150,153	$96,093
Additions to property and equipment	(2,807)	(1,956)	(7,865)	(5,349)
Non-GAAP free cash flow	$74,530	$60,870	$142,288	$90,744